EXHIBIT 15.3

FANGDA PARTNERS

上海 Shanghai ⚫ 北京 Beijing ⚫ 深圳 Shenzhen ⚫ 广州 Guangzhou ⚫ 香港 Hong Kong

http://www.fangdalaw.com

中 国 北 京 市 朝 阳 区 光 华 路 1 号	电 子 邮 件 Email: email@fangdalaw.com
嘉 里 中 心 北 楼 27 层	电 话 Tel.: 861057695600
邮 政 编 码 : 100020	传 真 Fax: 861057695788
文 号 Ref.: 20GC0010
27/F, North Tower, Kerry Center No. 1, Guanghua Road, Chaoyang District Beijing 10020, PRC

Consent of Fangda Partners

April 29, 2021

Tuniu Corporation

Tuniu Building No. 699-32

Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210042

The People’s Republic of China

Dear Sirs:

We hereby consent to the reference of our name under the heading "Item 3.D. Key Information—Risk Factors", “Item 4.B. Information on the Company—Business Overview—PRC Regulation”, “Item 7.B. Major Shareholders and Related Party Transactions—Related Party Transactions—Contractual Arrangements” and “Item 18. Financial Statements—Notes to the Consolidated Financial Statements” in Tuniu Corporation’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2021. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report and further consent to the incorporation by reference of the summaries of our opinions under these captions into Tuniu Corporation’s registration statement on Form S-8 (File No. 333-198111) that was filed on August 13, 2014, Tuniu Corporation’s Post-Effective Amendment No. 1 to Form S-8 (File No. 333-198111) that was filed on December 11, 2020 and Tuniu Corporation’s registration statement on Form S-8 (File No. 333-251283) that was filed on December 11, 2020.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners